EXHIBIT 99.1

The Community Financial Corporation Announces the Appointment of Kimberly Briscoe-Tonic to Its Board of Directors

WALDORF, Md., Oct. 01, 2019 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), today announced that on September 25, 2019, the Board of Directors appointed Kimberly Briscoe-Tonic to the Company’s Board of Directors, effective September 25, 2019. Ms. Briscoe-Tonic will fill the vacancy on the Board created by the September 19, 2019 resignation of John K. Parlett, Jr. Ms. Briscoe-Tonic will be appointed to the Board of Director’s Enterprise Risk Committee. She will continue to serve on the Bank’s Credit Risk Committee.

Ms. Briscoe-Tonic has been a member of the Bank’s Board of Directors since 2016. She owns and operates the Briscoe-Tonic Funeral Home, P.A. with locations in Waldorf and Mechanicsville, Maryland. Ms. Briscoe-Tonic founded the company with her husband, Anthony Tonic, in 2008. She is a respected business leader in Charles and St. Mary’s counties, Maryland. Ms. Briscoe-Tonic earned an Associate of Arts degree in Mortuary Science and has served families throughout the Washington, DC metropolitan areas as a licensed mortician for over 30 years.

Commenting on the appointment, Michael L. Middleton, Chairman of the Board, stated, “Kim has been a valuable member of the Bank’s Board and we are honored to add her to Company’s Board. She is a widely respected small business owner and her experience and insights will greatly benefit the Company’s Board.” William J. Pasenelli, Chief Executive Officer and Vice Chair, commented, “We are grateful to Kim Briscoe-Tonic for her advocacy and support of the Bank. She understands the needs of the small business community and we look forward to her continued contributions as a Company director.”

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.7 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; or any other acquisition that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from the County First acquisition, or any other acquisition that we undertake in the future; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

CONTACTS:

William J. Pasenelli, Chief Executive Officer
Michael L. Middleton, Chairman of the Board
888.745.2265